Exhibit 99.2
     Sections 10-2B-8.50 to 10-2B-8.58 of the Code of Alabama, 1975


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Section 10-2B-8.50  Definitions.

In Division E of this Article 8:

           (1) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

           (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

           (3)  "Expenses" include counsel fees.

           (4) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

           (5) "Official capacity" means (i) when used with respect to a director, the office of director in a corporation; and (ii) when used with respect to an individual other than a director, as contemplated in Section 10-2B-8.56, the office in a corporation held by an officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

           (6) "Party" includes an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding.

           (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 10-2B-8.51 Indemnification of directors.

           (a) Except as provided in subsection (d), a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

                (1) The individual conducted himself or herself in good faith; and

                (2)  The individual reasonably believed:

                     (i)  In the case of conduct in his or her
                          official capacity with the corporation,
                          that the conduct was in its best
                          interests; and

                     (ii) In all other cases, that the conduct was
                          at least not opposed to its best
                          interests; and

                (3) In the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

           (b) A director's conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and beneficiaries of the plan is conduct that satisfies the requirement of subsection
                (a)(2)(ii).

           (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

           (d) A corporation may not indemnify a director under this section:

                (1) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                (2) In connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by him or her.

           (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.


Section 10-2B-8.52 Successful defense by director.

           A corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter in such proceeding, where he or she was a party because he or she is or was a director of the corporation, against reasonable expenses incurred in connection therewith, notwithstanding that he or she was not successful on any other claim, issue or matter in any such proceeding.


Section  10-2B-8.53   Payment  of  director's   expenses  in  advance  of  final
disposition.

           (a) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

                (1)  The   director   furnishes   the   corporation   a  written
                     affirmation of good faith belief that he or she has met the standard of conduct described in Section 10-2B-8.51;

                (2) The director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct, or is not otherwise entitled to indemnification under Section 10-2B-8.51(d), unless indemnification is approved by the court under Section 10-2B-8.54;

                (3) A determination is made that the facts then known to those making the determination would not preclude indemnification under Division E of this article.

           (b) The undertaking required by subsection (a)(2) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

           (c) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 10-2B-8.55.


Section 10-2B-8.54 Mandatory indemnification.

           A director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding, or may file an action therefor in another court of competent jurisdiction if such court has jurisdiction over the corporation and the corporation is a party to the proceeding. On receipt of such an application or the filing of such an action, the court after giving any notice it considers necessary may order indemnification if it determines:

           (1)  The  director  is entitled to  mandatory  indemnification  under
                Section 10-2B-8.52, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification; or

           (2) The director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she met the standard of conduct set forth in Section 10-2B-8.51 or was adjudged liable as described in
                Section 10-2B-8.51(d), but if he or she was adjudged so liable the indemnification is limited to reasonable expenses incurred.


Section 10-2B-8.55 Determinations required for indemnification.

           (a)  A  corporation  may  not  indemnify  a  director  under  Section
                10-2B-8.51 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in Section 10-2B-8.51.

           (b)  The determination shall be made:

                (1) By the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

                (2) If a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

                (3)  By special legal counsel;

                     (i)  Selected by the board of directors or
                          its committee in the manner prescribed
                          in subdivision (1) or (2); or

                     (ii) If a  quorum  of the  board  of  directors  cannot  be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or

                (4) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. A majority of the shares that are entitled to vote on the transaction by virtue of not being owned by or under the control of such directors constitutes a quorum for the purpose of taking action under this section.

           (c) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (b)(3) to select counsel.


Section 10-2B-8.56 Indemnification of officers.

           (a) An officer of a corporation who is not a director is entitled to mandatory indemnification under Section 10-2B-8.52, and is entitled to apply for court-ordered indemnification under
                Section 10-2B-8.54, in each case to the same extent as a director.

           (b) A corporation may indemnify and may advance expenses under Division E of this article to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director.


Section 10-2B-8.57 Liability insurance for directors, officers, employees and agents.

           A corporation may purchase and maintain insurance, or furnish similar protection (including but not limited to trust funds, self-insurance reserves, or the like), on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him or her against the same liability under Section 10-2B-8.51 or 10-2B-8.52.

Section 10-2B-8.58 Advance for expenses.

           (a) Any indemnification, or advance for expenses, authorized under Division E of this article shall not be deemed exclusive of and shall be in addition to that which may be contained in a corporation's articles of incorporation, bylaws, a resolution of its shareholders or board of directors, or in a contract or otherwise.

           (b) Division E of this article does not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with the director's appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent to the proceeding.